UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 10, 2011

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswoode Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 10, 2011, Intelligent Communication Enterprise Corporation (“ICE”) closed the sale of its mobile-messaging business and all related assets to a group led by Bakel AB, a Swedish entity unaffiliated with ICE.  As provided in the sales agreement, ICE received $2.0 million in cash and 110,000,000 shares of its common stock at closing.  The common stock will be returned to ICE’s transfer agent for cancellation.  An additional $370,000 has been held by the purchaser pending reconciliation of bank balances and other financial matters.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)           The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.05	Offer To Purchase ICE Corp’s Messaging Businesses	To be filed.

99	Miscellaneous
99.01	Press Release dated May 16, 2011	Attached.
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: May 16, 2011	By:	/s/ Bala Balamurali
Bala Balamurali
Chief Executive Officer